SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 14, 2005
(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-11330 (Commission File Number)	16-1124166 (IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK (Address of principal executive offices)	14625-2396 (Zip Code)

(585) 385-6666
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 14, 2005, the Board of Directors of the Registrant approved a proposal to suspend any further contributions to the Paychex, Inc. Deferred Compensation Plan (the “Plan”) by Plan participants, effective immediately. The Plan is a non-qualified deferred compensation plan for a select group of highly compensated and/or management employees of Paychex, Inc. and its subsidiaries that provides these employees with the opportunity to defer up to 50% of their annual base salary and bonus. The Plan also allows non-employee Directors to defer up to 100% of their Board compensation.

     The Board also approved the creation of two new non-qualified deferred compensation plans, which will be effective as of January 1, 2005. The Paychex, Inc. Employee Deferred Compensation Plan will allow certain highly compensated and/or management employees of Paychex, Inc. and its subsidiaries to defer up to 50% of their annual base salary and bonus. The Paychex, Inc. Board Deferred Compensation Plan will allow non-employee Directors to defer up to 100% of their Board compensation. The new plans will incorporate provisions required by the American Jobs Creation Act of 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: January 18, 2005	/s/ John M. Morphy

John M. Morphy
Senior Vice President, Chief
Financial Officer, and
Secretary

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